SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

STAR SCIENTIFIC, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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STAR SCIENTIFIC, INC.

801 LIBERTY WAY

CHESTER, VIRGINIA 22836

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2003

To our stockholders:

You are invited to attend the 2003 Annual Meeting of Stockholders of Star Scientific, Inc. to be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Thursday, December 18, 2003, at 10:00 A.M., local time, for the following purposes:

1.    Elect six members of the Board of Directors for one-year terms;

2.    Ratify the appointment of Aidman, Piser & Company, P.A. as independent auditors to audit the Company’s 2003 financial statements; and

3.    Act upon such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about Star Scientific, Inc. is contained in the accompanying Annual Report to Stockholders for the fiscal year ended December 31, 2002.

The Board of Directors has fixed the close of business on November 10, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Consequently, only holders of our common stock of record on the transfer books of the Company at the close of business on November 10, 2003 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the 2003 annual meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. We have enclosed a postage-prepaid envelope for that purpose. If you attend the annual meeting, you may vote in person even if you have already returned a proxy.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF NOVEMBER 10, 2003. IN ORDER TO VOTE AT THE MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

By Order of the Board of Directors

Robert E. Pokusa

Secretary

Chester, Virginia

November 19, 2003

PROXY STATEMENT

The 2003 Annual Meeting of Stockholders of Star Scientific, Inc., a Delaware corporation (“Star” or the “Company”), will be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Thursday, December 18, 2003, at 10:00 A.M. local time. Copies of this proxy statement and the accompanying proxy, which are being solicited by the Company’s Board of Directors, are being mailed on or about November 19, 2003, to holders of record of the Company’s common stock, par value $.0001 per share as of November 10, 2003.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on November 10, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 59,719,480 shares of our common stock issued and outstanding held by approximately 831 stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the annual meeting and any adjournments or postponements of that meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the annual meeting is required in order to constitute a quorum. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the annual meeting and (2) the proposal to ratify the appointment of Aidman, Piser & Company, P.A. as the Company’s independent auditors must be approved by the affirmative vote of a majority of the votes properly cast at the annual meeting.

Voting; Proxies; Revocation

Shares of our common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked prior to or at the annual meeting, will be voted at the annual meeting, and at any adjournments, continuations or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted “FOR” the election of the six nominees for directors and ratification of the appointment of independent auditors. Proxies are being solicited on behalf of our Board of Directors.

The person who executes a proxy may revoke it at, or before, the annual meeting by: (A) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy, (B) duly executing, dating and delivering to our secretary a subsequent proxy, or (C) attending the annual meeting and voting in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 801 Liberty Way, Chester, Virginia, 23836. If your shares are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes

An abstention is deemed present but it is not deemed a vote cast. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are included in determining whether a quorum is present but are not included in the tabulation of the voting results. As such, abstentions and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding common stock.

Proxy Solicitation

We are soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before our annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at our annual meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at our annual meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the annual meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Company does not currently intend to seek an adjournment of the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Six directors are to be elected at the annual meeting to serve until the next annual meeting of stockholders or until their respective successors are elected or appointed or their earlier removal or resignation. Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the annual meeting. The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below is biographical information for each person nominated to the Board of Directors.

John R. Bartels, Jr.    Mr. Bartels, 69, has served as a director of the Company since January 2002. Mr. Bartels currently is of counsel at the law firm of Bartels & Feurelsen LLP where he was a senior partner from 1988 until 2002. From 1986 to 1992, Mr. Bartels served as a member of the Board of Directors, and general counsel, of Florida Digital Network, Inc. Mr. Bartels also has served as special labor counsel to several corporations and local businesses. Mr. Bartels received his B.A., Magna Cum Laude, from Harvard University in 1956, and an LL.B. in 1960. He attended the University of Munich in 1957 as a Fulbright Scholar where he was an Adenauer Scholar. His professional credits include: Adjunct Professor, Rutgers University School of Law 1969-1971; Instructor, Trial Advocacy, Pace Law School 1978-1986, Assistant U.S. Attorney, Southern District of New York, 1964-1968; Recipient, Outstanding Service Award, U.S. Department of Justice 1970; and Chief, Organized Strike-Force, U.S. Department of Justice, Newark, New Jersey. In 1972 and 1973, Mr. Bartels was counsel to Governor Nelson Rockefeller, where he served as Chief Investigator on the “Hoover Commission” to investigate and recommend improvements to New York City government. Additionally, from 1972 to 1973, Mr. Bartels was the Deputy Assistant Attorney General for the U.S. Department of Justice, Criminal Division. From 1973 to 1975, he was the first Administrator for the U.S. Drug Enforcement Administration, established by Congress in 1973, and in 1974 he was a Delegate from the U.S. Delegation to the U.N. Commission of Narcotic Drugs. Mr. Bartels’ professional memberships include The New York State and American Bar Associations, and he is a Fellow of the American College of Trial Lawyers. Mr. Bartels was a recipient of the Pace Law School Leadership Award in 1990 and received the Commissioner’s Award from the Royal Mounted Canadian Police in 1974.

Whitmore B. Kelley.    Mr. Kelley, 59, has served as a director of the Company since April 2001. Mr. Kelley is the principal shareholder of Berkshire Holding Corporation, which he founded in 1967, and has served as Vice Chairman since 1990. Berkshire engineers and produces cleaning, contamination removal and contamination control products for critical environments, with subsidiary operations throughout Europe and Asia. Mr. Kelley founded Ridefilm Corporation in 1990, the first entertainment simulator film studio, which is now a wholly-owned subsidiary of Imax Corporation. From 1998-2000, Mr. Kelley was the Vice Chairman of the Gilder Group, a publishing, consulting and conference company. In 1999, Mr. Kelley founded Hon Tre Partners, a company that is engaged in the fine dining restaurant business, and serves as Chairman. He was a founder in 1999 and is currently Chairman Emeritus of The Special Opportunities Group, LLC, a venture capital company. Since 1992, Mr. Kelley has served on the Board of PJC Technologies, an advanced custom circuit board company.

Christopher G. Miller.    Mr. Miller, 45, has served as a director of the Company since April 2000. He served as the Company’s Acting Chief Financial Officer from April 2000 until September 2000, and as Chief Financial Officer beginning in September 2000. He is a founder and serves as Chief Executive Officer of The Special Opportunities Group, LLC. Prior to his service at The Special Opportunities Group, Mr. Miller served as Chief Financial Officer of The Gilder Group from 1998 to 1999, Founder and Chief Executive Officer of American Healthcare, Ltd. from 1994 to 1998, Founder and Chief Executive Officer of International Medical Care, Ltd. from 1992 to 1993, and Chief Financial Officer and Executive Vice President of Hospital Corporation

International from 1991 to 1992. Upon his graduation from Harvard Business School, Mr. Miller was employed by Bear Stearns Companies Inc. in New York as an Associate in Investment Banking. Mr. Miller serves on the Board of Directors of SignalQuest and Zhou Li’s Marco Polo Collections. Mr. Miller graduated from the U.S. Military Academy at West Point in 1980 with a B.S. in Engineering and received an MBA from Harvard Business School in 1987.

Paul L. Perito.    Mr. Perito, 66, is the Company’s Chairman, President and Chief Operating Officer. He has served as Chairman of the Company since August 2000, as a director of the Company since December 1999 and as the Company’s President and Chief Operating Officer since November 1999. Mr. Perito served as the Company’s Executive Vice President, General Counsel and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP (“PHJ&W”) from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined the Company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001 after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm’s Washington, D.C. office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention (“Drug Czar’s Office”) from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude, and Phi Beta Kappa and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England and in Lund University, Lund, Sweden in P.P.E. in 1960-61 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal and the United States Supreme Court. Mr. Perito is the President of the Harvard Law School Association of Greater Washington and a member of the Executive Committee of the Harvard Law School Association, as well as Secretary to the Harvard Law School Association.

Leo S. Tonkin.    Mr. Tonkin, 66, has served as a director of the Company since October 1998. He established the Washington Workshops Foundation in 1967, and has served as Founding Director since that time. Since 1999 he also has served as President and Director of Travel Seminars, Inc. He served as a member of the White House Conference on Youth in 1971, Special Assistant to the Chairman of the U.S. House of Representatives Select Committee on Crime, Legal Consultant to the U.S. House of Representatives Higher Education Subcommittee, and Executive Director of the Commissioners’ Council on Higher Education in Washington, D.C. He has served as Chairman of the Board of Trustees of St. Thomas Aquinas College and as a Board member of Southeastern University and Immaculata College. He is a vice president of the London, England Federation of Youth Clubs and advisor to the Retinitis Pigmentosa Foundation in California. Mr. Tonkin is a graduate of Johns Hopkins University and received his law degree from Harvard Law School. He holds an honorary Doctor of Pedagogy degree from St. Thomas Aquinas College and the State University of New York.

Jonnie R. Williams.    Mr. Williams, 48, has served as the Company’s Chief Executive Officer since November 1999 and has served as a director of the Company since 1998. Mr. Williams was one of the original founders of Star Tobacco, Inc., and served as Chief Operating Officer (“COO”), and Executive Vice President (“EVP”) until July 1999. On July 1, 1999, in order to concentrate upon the expanding demands of the Company’s sales and new product development, Mr. Williams resigned as COO and EVP to assume the primary responsibilities of Director of Product Development and Sales. Mr. Williams, a principal stockholder of the Company, is also the inventor of the StarCured™ tobacco curing process that retards or significantly prevents the formation of tobacco specific nitrosamines (“TSNAs”) in tobacco and tobacco smoke. Mr. Williams has been involved in venture capital start-up bio-tech companies for over a decade where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and is a principal in Jonnie Williams Venture Capital Corp.

Executive Officers

Set forth below is biographical information for each executive officer of the Company who is not also a director.

Sheldon L. Bogaz.    Mr. Bogaz, 37, has served as Star Tobacco, Inc.’s Vice President of Trade Operations since October 2000 and is responsible for managing customer relationships, developing new business, and formulating and implementing pricing and trade programs. He served as the Vice President of Sales and Trade Operations of the Company from September 1995 to October 2000. Prior to joining the Company in 1995, Mr. Bogaz served as a Commercial Lender with NationsBank from 1992 to 1995. He holds a Bachelor of Science Degree in Business Administration from Virginia Commonwealth University.

David M. Dean.    Mr. Dean, 43, has served as Vice President of Sales and Marketing of the Company since November 1999. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14-year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997 and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield is the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.

Paul H. Lamb, III.    Mr. Lamb, 70, has served as President and Chief Executive Officer of Star Tobacco since January 1999. From 1990 to 1994, he served as President of Star Tobacco, and he has served as a director of Star Tobacco since 1990. He served as a consultant to the Company from 1994 until assuming his current position in January 1999. From 1986 to 1990, Mr. Lamb founded and operated Lamb Services, Ltd., an engineering consulting firm, and from 1958 to 1986 he was employed with Brown & Williamson Tobacco Corporation where he held a variety of engineering positions. Mr. Lamb served as a director of the Southside Regional Medical Center in Petersburg, Virginia for twenty-six years. Mr. Lamb graduated from Virginia Military Institute (VMI) with a degree in civil engineering.

Robert E. Pokusa.    Mr. Pokusa, 52, has served as General Counsel of the Company since March 2001. From 1991 to March 2001, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for the Company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey; and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.

BOARD ORGANIZATION AND MEETINGS

Our Board of Directors held fourteen meetings during 2002. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and each member of a committee of the Board of Directors attended at least 75% of the committee’s meetings during the period he served thereon. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee consists of Mr. Kelley, who serves as the Chair, and Messrs. Bartels and Tonkin, each of whom is an independent director as the term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee met four times during 2002. The Audit Committee and the Board of Directors have adopted a charter for the Audit Committee, setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by the Board of Directors, each of whom shall satisfy the membership requirements of independence and financial literacy. Under its charter, the responsibilities of the Audit Committee include:

•	reviewing and recommending to the Board of Directors annually the selection of the independent auditors;

•	reviewing and discussing with management significant accounting matters;

•	discussing with the independent auditors the conduct of the audit, the adequacy and effectiveness of the Company’s accounting and financial controls and the written disclosures required by Independence Standards Board Standard 1 regarding auditor independence;

•	approving the audited financial statements of the Company to be included in the Company’s Annual Report on Form 10-K; and

•	effective June 2003, pre-approve all audit and non-audit services and fees associated with the Company’s independent auditors.

The Compensation Committee consists of Mr. Tonkin, who serves as the Chair, and Messrs. Bartels and Kelley. The Compensation Committee is responsible for (i) recommending to the Board of Directors salaries, bonuses and other forms of compensation for executive officers of the Company, including without limitation stock options, restricted shares and other forms of equity compensation, (ii) considering and adopting changes in the Company’s compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits, (iii) recommending to the Board of Directors changes in director compensation, (iv) performing such duties and exercising such authority as, under the terms of the Company’s 1998 Stock Option Plan, the 2000 Equity Incentive Plan and 2000 Performance Bonus Plan, may be assigned to a committee of the Board, and (v) performing such other duties and exercising such other authority as may be assigned from time to time to the Committee by the Board of Directors. The Compensation Committee met five times during 2002.

The Nominating Committee consists of Messrs. Bartels and Tonkin. The Nominating Committee was formed in January 2002 and met one time in 2002. The Nominating Committee has the authority to nominate persons to stand for election to the Board of Directors of the Company. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed the firm of Aidman, Piser & Company, P. A. (“Aidman, Piser”) as independent auditors to audit the Company’s financial statements for 2003. Although ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Board of Directors, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors. Representatives of Aidman, Piser are expected to be present at the annual meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following is a summary of the fees that the Company incurred to Aidman, Piser during 2002:

Audit Fees:

Aidman, Piser billed the Company $173,458 for professional services for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees:

Aidman, Piser did not provide any professional services to the Company during the year ended December 31, 2002 in connection with the design and implementation of financial information systems.

Audit Related Fees:

Aidman, Piser billed the Company $56,595 in 2002 for services related to the audit of the Cigarette Division historical financial statements in anticipation of the divestiture of that business, which was subsequently terminated.

All Other Fees:

In addition to tax compliance services, Aidman Piser has assisted the Company in 2002 in the submission of a private letter ruling request to the IRS that would confirm the deductibility of funds placed in escrow under the tobacco Master Settlement Agreement. Aidman Piser has continued to assist the Company regarding this request which remains pending before the agency. Total fees billed for tax services in 2002, including those fees associated with the private letter ruling aggregated $138,139.

The Audit Committee has determined that the provision of non-audit services to us by Aidman, Piser is compatible with maintaining their independence.

The Board of Directors recommends you vote “FOR” ratification of Aidman, Piser & Company, P.A. as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and has discussed with the independent auditors the auditors’ independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of the non-audit related services, as disclosed in Proposal 2, is compatible with maintaining their independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company for accounting purposes, for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of Aidman, Piser & Company, P.A. as the Company’s independent accountants for 2003, and the Board of Directors concurred in its recommendation.

Members of the Audit Committee

Whitmore B. Kelley, Chair

John R. Bartels, Jr.

Leo S. Tonkin

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of November 10, 2003 certain information with respect to the beneficial ownership of the Company’s common stock by each beneficial owner of more than 5% of the Company’s voting securities, each director and each named executive officer, and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of November 10, 2003, there were 59,719,480 shares of the Company’s common stock outstanding.

Name	Shares Beneficially Owned (1)	Percentage Owned (2)
Jonnie R. Williams (3)	16,994,819	28.5%

Kathleen M. O’Donnell as Trustee for Irrevocable Trust #1 FBO (4)	13,209,575	22.1%
Francis E. O’Donnell, Jr., M.D. and the Francis E. O’Donnell, Jr.
Descendants’ Trust 709 The Hamptons Lane Chesterfield, MO 63017

Prometheus Pacific Growth Fund, LDC and Frinstead Limited P.O. Box 1062 George Town, Grand Cayman, B.W.I. (5)	4,851,540	8.1%

Francis E. O’Donnell, Jr., M.D. (6) 709 The Hamptons Lane Chesterfield, MO 63017	3,368,362	5.6%

Paul L. Perito (7) 7475 Wisconsin Ave, Suite 850 Bethesda, MD 20814	3,349,000	5.5%

David M. Dean (8)	555,300	*

Christopher G. Miller (9)	528,000	*

Robert E. Pokusa (10) 7475 Wisconsin Ave, Suite 850 Bethesda, MD 20814	320,000	*

Sheldon L. Bogaz (11)	211,100	*

Leo S. Tonkin (12)	170,000	*

Whitmore B. Kelley (13)	138,000	*

John R. Bartels, Jr (14)	83,500	*

All Directors, Executive Officers and Officers (10 Persons)	22,349,719	35.9%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days, by January 9, 2004, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above persons is c/o Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of common stock as of November 10, 2003.

(3)	Includes 15,894,819 shares held by Mr. Williams. Also includes 1,100,000 shares held by Regent Court of which Mr. Williams is deemed to have beneficial ownership by virtue of his ownership interest in Regent Court and over which he shares voting and investment power with Dr. O’Donnell.

(4)	Includes 10,941,213 shares owned by a trust for the benefit of Francis E. O’Donnell, Jr., M.D., over which Kathleen O’Donnell, as trustee, has sole voting and investment power and 2,268,362 shares owned by a trust for the benefit of Dr. O’Donnell’s children over which Mrs. O’Donnell, as trustee, has sole voting and investment power. Excludes 400,000 shares owned by Hopkins Capital Group II, LLC, 200,000 shares owned by Hopkins Capital Group III, LLC and 200,000 shares owned by Hopkins Capital Group IV, LLC, each of which is a wholly-owned affiliate of Irrevocable Trust #1.

(5)	Includes 2,348,900 shares held by Prometheus Pacific Growth Fund, LDC and 2,502,640 shares held by Prometheus Pacific Growth Fund, Inc. Frinstead Limited serves as the investment manager of Prometheus Pacific Growth Fund, LDC.

(6)	Includes 2,268,362 shares owned by a trust for the benefit of Mr. Williams’ children, over which Dr. O’Donnell has sole voting and investment power. Also includes 1,100,000 shares held by Regent Court of which Dr. O’Donnell is deemed to have beneficial ownership by virtue of his ownership interest in Regent Court and over which he shares voting and investment power with Mr. Williams.

(7)	Includes 2,300,000 shares held by Mr. Perito, 1,000,000 shares which Mr. Perito has the right to acquire upon exercise of stock options that are presently exercisable and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.

(8)	Includes 350,000 shares that Mr. Dean has the right to acquire upon exercise of stock options that are presently exercisable and 1,100 shares owned by Mr. Dean’s spouse.

(9)	Includes 363,000 shares that Mr. Miller has the right to acquire upon exercise of stock options that are presently exercisable.

(10)	Includes 250,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options that are presently exercisable.

(11)	Includes 150,000 shares that Mr. Bogaz has the right to acquire upon exercise of stock options that are presently exercisable.

(12)	Includes 125,000 shares that Mr. Tonkin has the right to acquire upon exercise of stock options that are presently exercisable and 25,000 shares that Mr. Tonkin will have the right to acquire upon exercise of currently held stock options vesting on November 20, 2003.

(13)	Includes 138,000 shares that Mr. Kelley has the right to acquire upon exercise of stock options that are presently exercisable.

(14)	Includes 50,000 shares that Mr. Bartels, Jr. has the right to acquire upon exercise of stock options that are presently exercisable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each individual who served as Chief Executive Officer and the other most highly compensated officers of the Company (the “Named Executive Officers”), certain information concerning compensation.

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award ($)	Securities Underlying Options (#)(2)	All Other Compensation
Jonnie R. Williams Chief Executive Officer	2002 2001 2000	1,000,000 1,000,000 1,000,000	300,000 900,000 1,400,000	53,450 75,015 287,906		— — —	— — —	— — —

Paul L. Perito Chairman, President and Chief Operating Officer(3)	2002 2001 2000	1,000,000 1,000,000 1,000,000	400,000 900,000 900,000	55,424 31,868 —		— — —	— — —	— — —

David M. Dean Vice President of Sales and Marketing	2002 2001 2000	295,054 250,000 251,500	36,632 196,641 120,229	17,521 59,412 11,334		— — —	— — 350,000	— — —

Christopher G. Miller Chief Financial Officer	2002 2001 2000	225,000 191,077 32,769	— 300,000 —	11,510 13,525 31,500	(4)	— — —	— 250,000 63,000	— — —

Sheldon L. Bogaz Vice President, Star Tobacco	2002 2001 2000	— — —	241,782 241,782 261,239	21,336 21,336 20,926		— — —	— — 250,000	— — —

Robert E. Pokusa General Counsel(5)	2002 2001	385,000 273,736	1,500 500	19,565 12,072		—	200,000 50,000	—

(1)	The Company did not make any long-term incentive plan payouts in 2002, 2001 or 2000.

(2)	The Company did not award any stock appreciation rights to the executive officers in 2002, 2001 or 2000.

(3)	Mr. Perito was elected as the Company’s Chairman in August 2000.

(4)	Represents consulting fees paid to Mr. Miller prior to his employment with the Company.

(5)	Mr. Pokusa was hired as the Company’s General Counsel in March 2001.

OPTION GRANTS DURING 2002

The following table sets forth, for the Named Executive Officers, certain information concerning stock options granted to them during 2002. The Company has never issued stock appreciation rights. Options were generally granted at an exercise price equal to the fair market value of the common stock at the closing price on the day preceding the day of the grant. The term of each option granted is generally ten years from the date of grant. Options may terminate before their expiration dates, if the optionee’s status as an employee or a consultant is terminated or upon the optionee’s death or disability.

		Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
					5% ($)	10% ($)
Jonnie R. Williams	None	0%	—	—	—	—
Paul L. Perito	None	0%	—	—	—	—
David M. Dean	None	0%	—	—	—	—
Sheldon L. Bogaz	None	0%	—	—	—	—
Christopher G. Miller	None	0%	—	—	—	—
Robert E. Pokusa(2)	200,000	100%	$1.12	5/31/12	$1,824	$2,905

(1)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company’s stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten-year term of these options, a $1,000 investment in the common stock of the Company would be worth $1,824 and $2,905, respectively, at the end of the term.

(2)	Mr. Pokusa’s options were vested immediately upon issuance.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

The following table sets forth, for the Named Executive Officers, certain information concerning options exercised during fiscal year 2002 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2002 ($1.05 per share) and the exercise price of the officer’s options. The Company has never issued stock appreciation rights.

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jonnie R. Williams	—	—	—	—	—	—
Paul L. Perito	—	—	1,000,000	—	—	—
David M. Dean	—	—	350,000	—	—	—
Sheldon L. Bogaz	—	—	100,000	150,000	—	—
Christopher G. Miller	—	—	363,000	—	—	—
Robert E. Pokusa	—	—	250,000	—	—	—

The Company does not have a defined benefit plan or actuarial pension plan. During 2002, the Company did not have a “long-term incentive plan”, and the Company did not make any “long-term incentive awards”, as such terms are defined in Item 402 of Regulation S-K. During 2002, no stock options were exercised by any optionee.

Performance Graph

The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of a broad market index (S&P 500) and a published industry index (S&P Tobacco Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of common stock is calculated assuming that $100 was invested on February 6, 1998, the date of the merger between Eye Technology, Inc. and the Company. The performance of each of the indices is shown on a total return (dividends reinvested) basis. The Company paid no cash dividends during the periods shown. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

The S&P Tobacco Index includes leaf tobacco dealers and manufacturers of cigarettes and other tobacco products. While the Company currently derives most of its revenue from the sale of cigarettes, leaf tobacco and smokeless tobacco products, its central focus is the reduction of toxins in tobacco and tobacco products and the range of serious health hazards associated with the use of tobacco products. Accordingly, the Company’s primary corporate mission is to demonstrate the commercial viability of less toxic and potentially less harmful tobacco products and to encourage other tobacco manufacturers to utilize and/or sublicense the proprietary curing technology to which the Company is the exclusive licensee. For these reasons, the Company does not believe that the S&P Tobacco Index is closely representative of the Company’s business. However, the unique nature of the Company’s business does not easily lend itself to comparison with other industry indices.

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.

Board of Directors Compensation

Each independent director of the Company, as so classified by the Board of Directors (“Independent Directors”), is granted a stock option to purchase up to 50,000 shares of Common Stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 25,000 shares of Common Stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. Each stock option granted to an Independent Director under the Company’s 2000 Equity Incentive Plan will be exercisable at a price equal to the fair market value of the Common Stock at the closing price on the day preceding the day of the grant (as determined in accordance with the Plan).

Each Independent Director also receives a payment of $2,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $1,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $4,000 for multiple in-person meetings on the same day and $2,500 for multiple telephonic meetings on the same day.

Messrs. Bartels, Kelley, and Tonkin currently are designated as Independent Directors. This designation is intended solely for the purpose of clarifying which directors are entitled to compensation for their services as directors. As noted above, Messrs. Bartels, Kelley and Tonkin currently serve on both the Audit Committee and the Compensation Committee. Directors not designated as Independent Directors generally are those who in the past have been, or currently are being, compensated by the Company for other services rendered, or who have waived their right to receive director compensation. Directors who are employees receive compensation in their capacity as Company employees but do not receive any compensation for board or committee meetings, nor do they receive the “Options Package” made available to individuals serving as Independent Directors.

Employment Agreements

During June 2002, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Perito which expires on December 31, 2005 (the “Employment Agreement”). This Employment Agreement amended and restated the original employment agreement with Mr. Perito, executed in April 1999, which would have expired in December 2002. The Employment Agreement provides Mr. Perito with a $1.0 million base salary. In November 2002, the Company modified the Employment Agreement. Pursuant to this modification, and in light of the Company’s needs, Mr. Perito waived the following provisions in his Employment Agreement: (a) an annual performance bonus in 2002 of $300,000, (b) discretionary/special bonuses for fiscal year 2002 which were to be determined by the Board of Directors and (c) a 2002 performance stock bonus for 500,000 shares of Common Stock and a 2002 stock option for 500,000 shares of Common Stock. Additionally, the Employment Agreement, as modified, provides Mr. Perito with a bonus of $100,000, which was paid before December 31, 2002, as well as taxes payable on such amount, which were paid before March 31, 2003. Amounts waived in 2002 have been considered a capital contribution in 2002.

In 1999, Mr. Perito purchased under his original agreement 2,000,000 shares of Common Stock at $1 per share, and the Company financed the purchase with a loan bearing interest at 7% (due annually) with all principal due in July 2005. Effective as of January 1, 2002, the interest rate was changed from 7% to the minimum applicable federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended. The related $2.0 million note receivable is presented as a reduction of stockholders’ equity in the 2002, 2001, 2000 and 1999 balance sheets. Because the note is non-recourse with respect to accrued unpaid interest and 85% of the principal, this stock purchase right has been accounted for as an option. The Company has recognized interest income of approximately $35,000, $140,000 and $134,000 during 2002, 2001 and 2000, respectively, in connection with the note. In connection with the aforementioned agreement, Mr. Perito was also granted qualified stock options to purchase 1,000,000 shares of Common Stock at $1 11/16 per share, the price of the Common Stock on the date of grant. Such options vested immediately.

Upon termination by the Company of Mr. Perito’s employment For Cause (as defined in the Employment Agreement) or by Mr. Perito voluntarily, the Company will be obligated to pay to Mr. Perito all salary then due and payable through the date of termination but Mr. Perito will not be entitled to any severance compensation or any accrued vacation pay or bonuses. Upon termination by the Company of Mr. Perito’s employment without cause or by Mr. Perito for Good Reason (as defined in the Employment Agreement), the Company will be obligated to pay to Mr. Perito all salary, benefits, bonuses and other compensation that would be due under the Employment Agreement through the end of the term of the Employment Agreement. Upon termination of Mr. Perito’s employment as a result of his death or disability, the Company will be obligated to pay to Mr. Perito all salary and benefits, but not bonuses and other compensation, that would be due under the Employment Agreement for a period of one year from the date of such termination. Consistent with Mr. Perito’s original employment agreement with the Company, in connection with certain transactions that may result in a change in voting control of the Company (each, a “Disposition Transaction”), certain changes in the Company’s senior management, or a removal or replacement of a majority of the board of directors, Mr. Perito will be entitled to terminate the employment agreement, to receive a one-time termination payment of $2.5 million and to participate in the Disposition Transaction upon the same terms and conditions as certain principal stockholders of the Company. The Company also will be obligated to reimburse Mr. Perito for any taxes that may become due as a result of the application of Section 280G of the Code to the payment described in the preceding sentence.

On October 6, 2000, the Company entered into an employment agreement with David Dean, as the Vice President of Sales and Marketing, which expired on December 31, 2001. In addition to a $250,000 base salary, the agreement provided for a commission on the sale of cigarettes made by the Company up to a maximum of $250,000 per year during 2000 and 2001. The agreement with Mr. Dean also granted him the right to purchase 350,000 shares of Common Stock at $4.00 per share, of which 175,000 options vested as of the date of the employment agreement, and the remaining balance of 175,000 options vested in equal monthly increments over the twelve-month period following execution of the employment agreement. Upon termination by the Company of Mr. Dean’s employment without Cause or by Mr. Dean for Good Reason (as defined in the employment agreement), the agreement provided that the Company would be obligated to pay to Mr. Dean all salary and commissions that would be due under the employment agreement through the end of the term of the employment agreement. Under the terms of Mr. Dean’s employment agreement, termination for Good Reason included, but was not limited to, certain transactions resulting in a change in voting control of the Company or a disposition of a majority of the Company’s income producing assets. Furthermore, in the event Mr. Dean did not accept the position of president and chief operating officer of Star Tobacco, Inc. in the event of a sale of Star Tobacco, Inc., Mr. Dean could terminate his employment for Good Reason. Pursuant to a separate letter agreement, Mr. Dean’s employment continues on a month-to-month basis under the same terms as the employment agreement described above.

On September 15, 2000, the Company entered into an employment agreement with Christopher G. Miller, the Chief Financial Officer, which was to expire on September 15, 2002, with certain renewal options. In addition to a $120,000 base salary, the agreement provided for annual performance bonuses as approved by the Compensation Committee. The agreement with Mr. Miller also granted him the right to purchase 50,000 shares of Common Stock at $4.00 per share, of which 25,000 shares vested on September 15, 2001 and 25,000 shares vested on September 15, 2002. As of March 15, 2001, the Company entered into an Amended and Restated Employment Agreement with Mr. Miller, which expired on March 15, 2003. In addition to a base salary of $225,000, the agreement provides for discretionary performance bonuses as approved by the Compensation Committee. This amended and restated agreement supercedes the September 15, 2000 employment agreement, except as to the option granted to Mr. Miller under that agreement. The amended and restated agreement with Mr. Miller also granted him the right to purchase 250,000 shares of Common Stock at $1.844 per share, of which 100,000 options vested immediately, 100,000 vested on March 15, 2002, and 50,000 vested on September 15, 2002. Upon termination by the Company of Mr. Miller’s employment without Cause, the Company will be obligated to pay to Mr. Miller severance payments equal to six months salary, paid on a monthly basis. Furthermore, if there is a change of control of the Company (as defined in the employment agreement), and Mr. Miller’s agreement does not continue in effect after such a change in control, the Company will, within 60 days of notifying Mr. Miller of such termination, pay to Mr. Miller (a) a lump sum payment equal to all salary then due and payable and (b) severance payments equal to six months salary, paid on a monthly basis. Pursuant to the terms of the Employment Agreement, Mr. Miller is currently employed on a month-to-month basis.

On March 30, 2001, the Company entered into an employment agreement with Robert E. Pokusa, the General Counsel, which is to expire on March 30, 2004. The agreement provides for a base salary of $385,000 and for discretionary annual bonuses as approved by the Company’s Chief Operating Officer and the Chief Executive Officer. The agreement also grants Mr. Pokusa the right to purchase 50,000 shares of Common Stock at $1.4688 per share of which 25,000 shares vested on March 30, 2001 and 25,000 vested on March 30, 2002. Upon termination by the Company of Mr. Pokusa’s employment agreement without cause, the Company will be obligated to pay to Mr. Pokusa severance payments equal to six months salary, paid on a monthly basis. Furthermore, if there is a change in control of the Company (as defined in the employment agreement), and Mr. Pokusa’s agreement does not continue in effect after such change of control, the Company will, within 60 days of notifying Mr. Pokusa of such termination, pay to Mr. Pokusa (a) a lump sum payment equal to all salary then due and payable and (b) severance payments equal to six months salary, paid on a monthly basis.

Messrs. Williams and Bogaz do not have employment agreements with the Company. The Company anticipates entering into an employment agreement with Mr. Williams in the near future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of Leo S. Tonkin (Chair), John R. Bartels, Jr., and Whitmore B. Kelley. The Compensation Committee met on several occasions in order to examine the Company’s compensation structure, and to determine the proper levels and components of the compensation of the Company’s senior management.

The Compensation Committee considered four types of compensation in determining total compensation for the Company’s senior management:

•	base salary;

•	bonus;

•	stock-based awards; and

•	benefits.

Mr. Williams has served as the Company’s Chief Executive Officer since November 1999. Mr. Williams does not currently have an employment contract with the Company. The determination of Mr. Williams’ base salary during 2002 was based on several factors, including:

•	Mr. Williams’ technical expertise and prior contributions to the Company;

•	the market and economic performance of the Company; and

•	prevailing employment market and employee retention considerations.

The base salaries for Messrs. Perito, Pokusa, Miller and Dean during fiscal 2002 were set in accordance with employment contracts which were approved by the Board of Directors, while Mr. Bogaz’s base salary was based on factors similar to those used in determining Mr. Williams base salary.

A stock option award to Mr. Pokusa during 2002 was made in order to further align the interests of Mr. Pokusa with those of the Company’s stockholders and were based on the individual responsibilities, performance and overall salary of Mr. Pokusa.

At the 2000 Annual Meeting of Stockholders, the Company’s stockholders approved the Company’s 2000 Performance Bonus Plan (the “Bonus Plan”), which had been earlier approved by the Committee and the Board of Directors. The Plan was adopted in order to facilitate compliance by the Company with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

While all aspects of the Company’s senior management compensation are related to corporate performance, the discretionary bonus payments under the Bonus Plan are the most closely tied to the Company’s performance. Bonuses were paid to Messrs. Williams and Perito in 2002 with respect to the attainment of certain bonus criteria in fiscal year 2001. In addition, a bonus was paid to Mr. Perito with respect to fiscal year 2002 based on specified criteria set forth in his Employment Agreement. The Compensation Committee intends to continue to use incentive bonuses as a portion of overall compensation for the Company’s senior management pursuant to the terms of the Bonus Plan.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and to the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company believes that all compensation paid in 2002 is deductible under Section 162(m). Compensation in future years, however, may not be structured to comply with Section 162(m) if the Compensation Committee and the Board of Directors determine that the benefits of payment of non-compliant compensation is in the Company’s best interests.

Members of the Compensation Committee

Leo S. Tonkin, Chair

John R. Bartels, Jr.

Whitmore B. Kelley

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002:

•	None of the members of the compensation committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s compensation committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s compensation committee; and

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a license agreement (the “License Agreement”) as the licensee with Regent Court Technologies, LLC, of which Jonnie R. Williams, the Company’s founder and Chief Executive Officer and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, which is the Company’s second largest shareholder (after Mr. Williams), are the owners. The License Agreement provides, among other things, for the grant of an exclusive, world-wide, irrevocable license to the Company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely the tobacco specific nitrosamines (TSNAs), and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. The Company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by it and any affiliated sublicensees, and 6% on all fees and royalties received by it from unaffiliated sublicensees, less any related research and development costs incurred by the Company. The License Agreement expires with the expiration of the last of any applicable patents. Eight United States patents have been issued, and additional patent applications are pending in the United States and in approximately 80 foreign jurisdictions. To date, the Company has paid no royalties under the License Agreement. The License Agreement may be terminated by the Company upon 30 days written notice or by Regent Court if there is a default in paying royalties or a material breach by the Company or the purchase of Star Scientific’s stock or assets.

Mr. Williams and Dr. O’Donnell have in the past jointly owned an airplane and currently are the principals in a company, Starwood Industries, Inc. (“Starwood”), that acquired an airplane in 2002. The Company has utilized the airplane for business travel throughout the United States and to Mexico to client, vendor and scientific or technical consultant locations that are not near or easily accessible to airports with regularly scheduled or frequent commercial airline services. In late 2002, the Company entered into an agreement with Starwood under which it agreed to pay $2,100 per hour for use of the aircraft up to a maximum amount equal to Starwood’s total monthly payment for the aircraft, regardless of the actual number of hours used during the month in question. Prior to this arrangement with Starwood in 2002, the Company made direct payments for expenses incurred to various arms-length vendors with respect to utilization of the airplane. Payments made by the Company to Starwood (or Messrs. Williams and O’Donnell as predecessors-in-interest to the airplane) with respect to aircraft expenses were $656,310 in 2002, $258,992 in 2001 and $191,680 in 2000, and were billed at cost.

On December 31, 2000, Mr. Williams signed a promissory note for $800,000 in connection with a loan by the Company to Mr. Williams in the same amount. The promissory note initially was repayable on December 31, 2001 and the Company and Mr. Williams extended this loan for another year. The promissory note was repayable on December 31, 2002 and bore interest at the minimum applicable federal rate. The note has been repaid in full.

In 1999, Mr. Perito purchased under his original employment agreement 2,000,000 shares of Common Stock at $1 per share, and the Company financed the purchase with a loan bearing interest at 7% (due annually) with all principal due in July 2005. Effective as of January 1, 2002, the interest rate was changed from 7% to the minimum applicable federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended. The note is non-recourse with respect to accrued unpaid interest and 85% of the principal. The Company has recognized interest income of approximately $35,000, $140,000 and $134,000 during 2002, 2001 and 2000, respectively, in connection with the note.

In 2002, 2001 and 2000, the Company paid $251,882, $372,493 and $288,198 to McSweeney & Crump, P.C. (formerly McSweeney, Burtch & Crump) with respect to various legal services connected with the Company’s business. Patrick M. McSweeney has been and continues to be a named partner in this firm. In addition to payments to the firm, Mr. McSweeney was paid $82,500 and $37,500 as a consultant to the Company during 2000 and 2001, respectively. Mr. McSweeney was elected to the Board of Directors in January 2002 and resigned from the Board of Directors in February 2003.

In 2000, the Company paid $20,000 to John R. Bartels, Jr. as a consultant in connection with issues relating to the tobacco Master Settlement Agreement, among other matters. Mr. Bartels was subsequently elected to the Board of Directors in January 2002.

Mr. Lloyd A. Jones, who resigned from the Board of Directors in August 2002, was elected to the Board of Directors in November 2001. Beginning in January 2002, the Company retained Mr. Jones as a consultant in connection with the Company’s expansion of its Chase City facility and its interaction with the Virginia Economic Development Authority. Mr. Jones had been paid on a month-to-month basis for these services at a rate of $3,000 per month. In connection with Mr. Jones’ resignation as a member of the Board of Directors in August 2002, the Company terminated its consulting relationship with Mr. Jones and paid Mr. Jones the amount he would have been owed under the consulting agreement for the remainder of 2002.

In August 2001, the Company made loans to Messrs. Bogaz, Dean, Miller and Pokusa in the amount of $100,000, $180,000, $180,000 and $140,000 respectively, for the purpose of their purchasing shares of Common Stock from an affiliated entity (Irrevocable Trust #1 FBO Francis E. O’Donnell, Jr., M.D.). Full Recourse Promissory Notes were executed by each of these officers. The promissory notes, which remain outstanding in full, have a term of four years with interest payments payable annually at a rate of prime plus 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that, for the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement should be sent to: Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836, Attention: Secretary and must be received by July 16, 2004.

Rule 14a-5(e) promulgated under the Securities Exchange Act of 1934 additionally provides that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing at least 45 days prior to the anniversary of the date on which we mailed our proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for our 2004 annual meeting, any notification must be made by September 29, 2004. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, by written request addressed to Star Scientific, Inc., 801 Liberty Way, Chester, Virginia 23836, Attention: Investor Relations Department. The Annual Report on Form 10-K/A is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the annual meeting, you must request the documents from the Company by Thursday, December 11, 2003, which is five business days prior to the date of the annual meeting.

You should rely only on the information contained in this document to vote your shares of common stock at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 19, 2003. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

STAR SCIENTIFIC, INC.

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STAR SCIENTIFIC, INC.                                                                 Proxy

2003 ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors for the Annual Meeting of

Stockholders on December 18, 2003, 10:00 A.M.

The undersigned stockholder of Star Scientific, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Christopher G. Miller, Paul L. Perito and Jonnie R. Williams, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of the Company to be held in the James River Salon of The Omni Richmond Hotel, located at 100 South Twelfth Street, Richmond, Virginia, on Thursday, December 18, 2003 at 10:00 a.m., local time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the annual meeting may revoke their proxy by attending and casting their vote at the annual meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2003 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

(Continued and to be signed on other side.)

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

ò Please detach here ò

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The Board of Directors Recommends a Vote “FOR” the Proposals set forth in the paragraphs below. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such proxy will be voted “FOR” the proposals.

1. ELECTION OF DIRECTORS: To serve one-year terms:	01 John R. Bartels, Jr. 04 Paul L. Perito	02 Whitmore B. Kelley 05 Leo S. Tonkin	03 Christopher G. Miller 06 Jonnie R. Williams	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, place an X in the box marked “FOR ALL NOMINEES” and write the number(s) of the nominee(s) in the box provided to the right.)

2. RATIFICATION OF AIDMAN, PISER & COMPANY, P.A. AS INDEPENDENT AUDITORS FOR 2003.	☐ For	☐ Against	☐ Abstain

THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. TO VOTE YOUR PROXY PLEASE MARK BY PLACING AN “X” IN THE APPROPRIATE BOX, SIGN AND DATE THE PROXY.

I will attend the annual meeting.  ☐                Address change? Mark Box  ☐

Indicate changes below:

Dated: , 2003.

Signature(s) in Box

PLEASE SIGN name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.